UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2004

TTM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	0-31285	91-1033443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA  92704

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (714) 327-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of September 27, 2004, Thomas T. Edman and Robert E. Klatell were appointed by the board of directors of TTM Technologies, Inc., (the “Company”) to serve as directors.   There was no arrangement or understanding pursuant to which Messrs. Edman and Klatell were elected as directors, and there are no related party transactions between the Company and Messrs. Edman or Klatell.

Mr. Edman is President and Chief Executive Officer of Applied Films Corporation, a publicly held manufacturer of flat panel display equipment.   Mr. Edman holds a Bachelor of Arts degree in East Asian studies (Japan) from Yale University and a Master’s degree in Business Administration from The Wharton School at the University of Pennsylvania.  Mr. Edman will serve on the compensation committee of the board of directors of the Company.

Mr. Klatell is a consultant to Arrow Electronics, Inc., a provider of products, services and solutions to the electronic components and computer products industries.  Mr. Klatell previously served in various executive capacities with Arrow, most recently as Executive Vice President.  Mr. Klatell holds a Bachelor of Arts degree in History from Williams College and a Juris Doctorate from New York University Law School.  Mr. Klatell will serve on the nominating and corporate governance committee of the board of directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2004	TTM TECHNOLOGIES, INC.

	By:	/s/ Stacey M. Peterson
Stacey M. Peterson
Chief Financial Officer